Exhibit 10.65
SiteOne Landscape Supply, Inc.
Employee Restricted Stock Unit Agreement
This Employee Restricted Stock Unit Agreement (the “Agreement”), by and between SiteOne Landscape Supply, Inc., a Delaware corporation (the “Company”), and the Employee whose name is set forth on Exhibit A hereto, is being entered into pursuant to the SiteOne Landscape Supply, Inc. 2020 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”) and is dated as of the date it is accepted and agreed to by the Employee in accordance with Section 6(t). Capitalized terms that are used but not defined herein shall have the respective meanings given to them in the Plan.
Section 1.Grant of Restricted Stock Units. The Company hereby evidences and confirms its grant to the Employee, effective as of the date set forth on Exhibit A hereto (the “Grant Date”), of the number of Restricted Stock Units set forth on Exhibit A hereto (“Restricted Stock Units”), subject to adjustment pursuant to the Plan. Each Restricted Stock Unit that becomes vested in accordance with the terms of this Agreement will entitle the Employee to receive from the Company one share of Company Common Stock (or a cash equivalent) as provided under Section 3 and any dividend equivalents as provided under Section 6(b). This Agreement is entered into pursuant to, and the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. In consideration of the receipt of this Award, Participant agrees to be bound by the covenants set forth in Exhibit B governing Competitive Activity.
Section 2.Vesting of Restricted Stock Units.
(a)Vesting. Except as otherwise provided in this Section 2, the Restricted Stock Units shall become vested, if at all, in the percentage(s), and on the vesting date(s) set forth on Exhibit A hereto (each, a “Vesting Date”), subject to the continued employment of the Employee by the Company or any Subsidiary thereof through such date. Vested Restricted Stock Units shall be settled as provided in Section 3 of this Agreement.
(b)Effect of Termination of Employment
(i)Termination by the Company without Cause. If the Employee’s employment with the Company is terminated by the Company without Cause (so long as the Employee has not engaged in Competitive Activity), a number of Restricted Stock Units shall vest equal to the number of Restricted Stock Units that would have vested on the next scheduled Vesting Date, had the Employee remained employed through such Vesting Date, multiplied by a fraction, (x) the numerator of which is the number of days from the immediately preceding Vesting Date (or the Grant Date, if the termination of employment occurs prior to the first Vesting Date) and (y) the denominator is the number of days from the immediately preceding Vesting Date (or the Grant Date, if the termination of employment occurs prior to the first Vesting Date) through such next Vesting Date. For purposes of this Section 2, a termination of the Employee’s employment shall be determined without regard to any statutory or deemed or express contractual notice period.
(ii)Death or Disability.    If the Employee’s employment with the Company is terminated by reason of a Special Termination (i.e., death or Disability), all then outstanding Restricted Stock Units shall then become vested.
(iii)Retirement. If the Employee’s employment with the Company terminates due to Retirement, then as long as the Employee does not violate any of the terms set forth in Exhibit B, then all outstanding Restricted Stock Units as of the effective date of the Employee’s Retirement will become vested on the Vesting Dates as if the Employee had been employed on each applicable Vesting Date. If the Employee violates any of the terms set forth in Exhibit B during the period following the Employee’s Retirement, then all of the outstanding Restricted Stock Units then held by the Employee will immediately be forfeited. As used in this Agreement: “Retirement” means the Employee’s voluntary resignation (a) where the sum of the Employee’s age and years of service equals or exceeds 65, with a minimum age of 55 and after providing a minimum of at least 5 years of service to the Company as an Employee (or, if approved by the Administrator, as a Consultant or Director) and (b) Employee’s continuous employment (or, if approved by the Administrator, as a Consultant or Director) for 6 or more months from the Grant Date.
(iv)Any Other Reason. Except as provided in Sections 2(b)(i), (ii), or (iii), or Section 2(c), upon termination of the Employee’s employment for any reason (whether initiated by the Company or by the Employee), any unvested Restricted Stock Units shall be forfeited and canceled as of the effective date of such termination.
(c)Effect of a Change in Control.
(i)Except as set forth in this Section 2(c) or as otherwise provided by the Administrator, a Change in Control shall not accelerate the vesting or settlement of the Restricted Stock Units.
(ii)In the event that the Administrator reasonably determines in good faith, prior to the occurrence of a Change in Control, that no Alternative Awards will be provided upon a Change in Control, each unvested Restricted Stock Unit shall vest, and shares of Company Common Stock underlying all Restricted Stock Units that are vested (as provided in this Section 2 or otherwise) shall be issued and released to the Employee holding such Restricted Stock Units, except to the extent that the Administrator has determined to settle such Restricted Stock Units in cash in lieu of shares of Company Common Stock or, in the case of Restricted Stock Units that are subject to Section 409A of the Code, if not permitted by Section 409A of the Code.
(d)Discretionary Acceleration. Notwithstanding anything contained in this Agreement to the contrary, the Administrator, in its sole discretion, may accelerate the vesting with respect to any Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Administrator shall determine; provided, that the acceleration of vesting of Restricted Stock Units that are subject to Section 409A of the Code shall not accelerate the Settlement Date thereof unless permitted by Section 409A of the Code.
(e)No Other Accelerated Vesting. The vesting provisions set forth in this Section 2 shall be the exclusive vesting and exercisability provisions applicable to the Restricted Stock Units and shall supersede any other provisions relating to vesting, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.
Section 3.Settlement of Restricted Stock Units.
(a)Timing of Settlement. Subject to Section 6(a), any outstanding Restricted Stock Units that became vested on a Vesting Date shall be settled into an equal number of shares of Company Common Stock on a date selected by the Company that is within 30 days following such Vesting Date (each such date, a “Settlement Date”); provided that, in the case of accelerated vesting of Restricted Stock Units pursuant to Section 2(b)(i), (ii) or (iii) or Section 2.c) (but, for Restricted Stock Units that are subject to Section 409A of the Code, only if permitted by Section 409A of the Code), the Settlement Date shall occur on a date selected by the Company that is within 30 days following the vesting of such Restricted Stock Units.
(b)Mechanics of Settlement. Subject to Section 6(a), on each Settlement Date, the Company shall electronically issue to the Employee one whole share of Company Common Stock for each Restricted Stock Unit that then became vested, and, upon such issuance, the Employee’s rights in respect of such Restricted Stock Unit shall be extinguished. On or before any Settlement Date, at the Company’s request, the Company and the Employee shall enter into any agreements or other documentation, if any, that that establish the rights and obligations of the Company and the Employee relating to the shares of Company Common Stock issued in respect of the Restricted Stock Units, in the form then customarily used by the Company under the Plan for such purpose. In the event that there are any fractional Restricted Stock Units that became vested on such date, such fractional Restricted Stock Units shall be settled through a cash payment equal to such fraction multiplied by the Fair Market Value of the Company Common Stock on such Settlement Date. No fractional shares of Company Common Stock shall be issued in respect of the Restricted Stock Units.
(c)Alternative Settlement in Cash. In lieu of settlement of vested Restricted Stock Units in shares of Company Common Stock, the Company may, in the Administrator’s sole discretion, elect to settle all or a portion of the vested Restricted Stock Units by a cash payment equal to the Fair Market Value as of the Settlement Date of the shares of Company Common Stock that would otherwise have been issued under this Agreement. Any such cash payment will be paid in accordance with the Company’s normal payroll practices or such other means acceptable to the Company.
Section 4.Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Employee may not sell the shares of Company Common Stock acquired upon settlement of the Restricted Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the Company Common Stock, and the Employee may not sell the shares of Company Common Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.
Section 5.Restriction on Transfer; Non-Transferability of Restricted Stock Units. The Restricted Stock Units are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise), other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or, with the prior approval of the Company’s General Counsel or the Administrator, estate planning transfers. Any purported transfer in violation of this Section 5 shall be void ab initio.
Section 6.Miscellaneous.
(a)Tax Matters.
(i)    Withholding. The Company or one of the Subsidiaries shall require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the vesting or settlement of the Restricted Stock Units and the related issuance of shares of Company Common Stock. Notwithstanding the preceding sentence, unless previously satisfied, the Company shall retain a number of shares issued in respect of the Restricted Stock Units then vesting that have an aggregate Fair Market Value as of the Settlement Date equal to the amount of such taxes required to be withheld (and the Employee shall thereupon be deemed to have satisfied his or her obligations under this Section 6(a)); provided that the number of such shares retained shall not be in excess of the maximum amount required to satisfy the statutory withholding tax obligations (it being understood that the value of any fractional share of Company Common Stock shall be paid in cash). The number of shares of Company Common Stock to be issued in respect of Restricted Stock Units shall thereupon be reduced by the number of shares of Company Common Stock so retained. The method of withholding set forth in the immediately preceding sentence shall not be available if withholding in this manner would violate any financing instrument of the Company or any of the Subsidiaries. In the event that the Company elects to settle any Restricted Stock Units using cash, the Company shall withhold an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the vesting of the Restricted Stock Units and the related cash payment.
(ii)    Section 409A of the Code. If the Employee is not eligible for Retirement during the vesting period applicable to the Restricted Stock Units, the Restricted Stock Units are intended not to be subject to Section 409A of the Code. If the Employee is eligible for Retirement during the vesting period applicable to the Restricted Stock Units such that some or all of the Restricted Stock Units are subject to Section 409A, this Agreement and the Restricted Stock Units shall be administered and construed in a manner consistent with Section 409A of the Code.
(b)Dividend Equivalents. In the event that the Company pays any ordinary dividend in cash on a share of Company Common Stock following the Grant Date and prior to an applicable Settlement Date, there shall be credited to the account of the Employee in respect of each outstanding Restricted Stock Unit an amount equal to the amount of such dividend. The amount so credited shall be deferred (without interest, unless the Administrator determines otherwise) until the settlement of such related Restricted Stock Unit and then paid in cash but shall be forfeited upon the forfeiture of such related Restricted Stock Unit.
(c)Authorization to Share Personal Data. The Employee authorizes the Company or any Affiliate of the Company that has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent reasonably appropriate in connection with this Agreement or the administration of the Plan.
(d)No Rights as Stockholder; No Voting Rights. The Employee shall have no rights as a stockholder of the Company with respect to any shares of Company Common Stock covered by the Restricted Stock Units prior to the issuance of such shares of Company Common Stock, except for dividend equivalents provided under Section 6(b).
(e)No Right to Awards. The Employee acknowledges and agrees that the grant of any Restricted Stock Units (i) is being made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and the Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of the Subsidiaries to offer any Restricted Stock Units in the future.
(f)No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.
(g)Nature of Award. This award of Restricted Stock Units and any delivery or payment in respect thereof constitutes a special incentive payment to the Employee and shall not be taken into account in computing the amount of salary or compensation of the Employee for the purpose of determining any retirement, death or other benefits under (x) any retirement, bonus, life insurance or other employee benefit plan of the Company or (y) any agreement between the Company and the Employee, except as such plan or agreement shall otherwise expressly provide.
(h)Interpretation. The Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Administrator under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(i)Forfeiture of Awards. Except as otherwise set forth in Exhibit B, the Restricted Stock Units granted hereunder (and any shares received, and gains earned or accrued in connection therewith) shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s clawback policy, as it may be amended from time to time (the “Policy”). The Employee hereby appoints the Company as the Employee’s attorney-in-fact to take such actions as may be necessary or appropriate to effectuate the Policy.
(j)Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Employee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Employee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock Units via Company website or other electronic delivery.
(k)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. No provision of this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(l)Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.
(m)Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.
(n)Applicable Law. This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.
(o)Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right he, she or it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that he, she or it and the other party hereto have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this section.
(p)Limitations of Actions. No lawsuit relating to this Agreement may be filed before a written claim is filed with the Administrator and is denied or deemed denied as provided in the Plan and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(q)Lock-Up Periods. If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Employee shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Company Common Stock, other than as part of such underwritten public offering, during the 20 days prior to and the 90 days after the effective date of such registration statement (or such other period, not to exceed 180 days, as may be generally applicable to or agreed by the Company with respect to its transactions in its own shares). If the Company files a prospectus in connection with a takedown from a shelf registration statement, the Associate shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Company Common Stock, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission.
(r)Trading Policies. The Employee acknowledges and agrees that he or she shall be subject to, and shall comply with, any of the Company's trading policies, as in effect from time to time.
(s)Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Unless otherwise indicated, section and exhibit references in this Agreement refer to this Agreement.
(t)Acceptance of Restricted Stock Units and Agreement. The Employee has indicated his or her consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to the Employee by or on behalf of the Company. The Employee acknowledges receipt of the Plan, represents to the Company that he or she has read and understood this Agreement and the Plan, and, as an express condition to the grant of the Restricted Stock Units under this Agreement, agrees to be bound by the terms of both this Agreement and the Plan, including, but not limited to, the covenants set forth in Exhibit B governing Competitive Activity. The Employee and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Employee’s confirmation, consent, signature, agreement and delivery of this Agreement and the Restricted Stock Units is legally valid and has the same legal force and effect as if the Employee and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.

Exhibit A to
Employee Restricted Stock Unit Agreement

Employee:

Grant Date:	, 202
Restricted Stock Units granted hereby:

Vesting Date	Percentage Vesting on such Vesting Date

Exhibit B
Restrictive Covenants

All section references in this Exhibit B shall refer to the designated section(s) of this Exhibit B.
Section 1 Confidential Information. Except as otherwise provided in Section 5, Participant agrees not to disclose, divulge, publish, communicate, publicize, disseminate or otherwise reveal, either directly or indirectly, any Confidential Information to any person, natural or legal, except as required in the performance of Participant’s authorized employment duties to the Company. For the avoidance of doubt, Participant’s duty to hold the Confidential Information in confidence as set forth in this Section 1 shall remain in effect until the Confidential Information no longer qualifies as Confidential Information or until the Company provides written notice to Participant releasing Participant from such duty, whichever occurs first. The term “Confidential Information” means all information not generally known to the public in any form relating to the past, present or future business affairs of the Company or any of its Subsidiaries, including without limitation: all business plans and marketing strategies; information concerning existing and prospective markets, suppliers and customers; financial information; information concerning the development of new products and services; and technical and non-technical data related to software programs, design, specifications, compilations, inventions, improvements, patent applications, studies, research, methods, devices, prototypes, processes, procedures and techniques. Such Confidential Information includes all such information of the Company or a person not a party to this Agreement whose information the Company has in its possession under obligations of confidentiality, which is disclosed by the Company to Participant or which is produced or developed while Participant is an employee or director of the Company. “Confidential Information” shall also include trade secrets (as defined under applicable law) as well as information that does not rise to the level of a trade secret and includes information that has been entrusted to the Company by a third party under an obligation of confidentiality. The term “Confidential Information” shall not include any information of the Company which (i) becomes publicly known through no wrongful act of Participant, (ii) is received from a person not a party to this Agreement who is free to disclose it to Participant, or (iii) is lawfully required to be disclosed to any governmental agency or is otherwise required to be disclosed by law, subpoena or court order but only to the extent of such requirement, provided that before making such disclosure Participant shall give the Company an adequate opportunity to interpose an objection or take action to assure confidential handling of such information.
Section 2 Return of Company Property. Participant acknowledges that all tangible items containing any Confidential Information or any other proprietary information of the Company or any of its Subsidiaries, including without limitation memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes, documents, drawings, specifications, software, media and other materials, including any copies thereof (including electronically recorded copies), are the exclusive property of the Company and its Subsidiaries, and Participant shall deliver to the Company all such material in Participant’s possession or control upon the Company’s request and in any event upon the termination of Participant’s employment with the Company. Participant shall also return any keys, equipment, identification or credit cards, or other property belonging to the Company or its Subsidiaries upon termination of Participant’s employment or the Company’s request.
Section 3 Non-competition and Non-solicitation.
1.1Participant agrees that during Participant’s employment with the Company, Participant will not, directly or indirectly: (i) as an employee, consultant, owner, officer, director, manager, operator, or controlling person (including indirectly through a debt or equity investment), provide to a Competing Business services of the same or similar type provided by Participant to the Company during Participant’s employment with the Company; (ii) solicit, recruit, aid or induce any employee of the Company or its Subsidiaries to leave his or her employment with the Company or its Subsidiary in order to accept employment with or render services to another person or entity unaffiliated with the Company or its Subsidiaries; (iii) solicit, aid, or induce any customer of the Company or its Subsidiaries to purchase goods or services then sold by the Company or its Subsidiaries from another person or entity, or assist or aid any other person or entity in identifying or soliciting any such customer, or (iv) otherwise interfere with the relationship of the Company or any of its Subsidiaries with any of its employees, customers, agents, representatives or suppliers.
1.2Participant agrees that during the 18-month period following the date on which Participant’s employment with the Company terminates for any reason (the “Non-compete Period”), Participant will not directly or indirectly, as an employee, consultant, owner, officer, director, manager, operator, or controlling person (including indirectly through a debt or equity investment), provide a Competing Business anywhere in the Territory services of the same or similar type provided by Participant to the Company within 2 years of the termination of Participant’s employment with the Company. Notwithstanding anything to the contrary in the preceding sentence, (i) if Participant’s employment terminates for any reason within the 1-year period following a Change in Control, the Non-compete Period shall be a 12-month period, and (ii) this Section 3.2 shall not apply if Participant’s employment is terminated by the Company without Cause. The term “Competing Business” means the sale or distribution of landscaping or irrigation products or supplies. The term “Territory” means those states, cities, and other regions of the United States, Canada, and any other country within which Participant had substantial responsibilities while employed by the Company. For the avoidance of doubt, if Participant is a senior officer of the Company, the restriction contained herein shall relate to all of the businesses of the Company and its Subsidiaries.
1.3Participant agrees that during the 18-month period following the date on which Participant’s employment with the Company terminates for any reason, Participant will not, directly or indirectly, on Participant’s own behalf or on behalf of another, or in assistance or aid of another: (i) solicit, recruit, aid or induce any employee of the Company or its Subsidiaries to leave his or her employment with the Company or its Subsidiaries in order to accept employment with or render services to another person or entity unaffiliated with the Company or its Subsidiaries, (ii) solicit, aid, or induce any customer of the Company or its Subsidiaries, with whom Participant had material contact during the 2-year period prior to the date of termination of Participant’s employment with the Company, to purchase goods or services then sold by the Company or its Subsidiaries from another person or entity, or assist or aid any other person or entity in identifying or soliciting any such customer, or (iii) otherwise interfere with the relationship of the

Company or any of its Subsidiaries with any of its employees, customers, agents, representatives or suppliers with whom Participant had material contact during the 2-year period prior to the date of termination of Participant’s employment with the Company.
1.4For the avoidance of doubt, Participant’s agreement to the covenants set forth in Sections 3.2 and 3.3 of this Exhibit B are not a condition of continued employment with the Company; rather, agreement to these covenants is a condition of Participant’s participation in the Plan. With respect to any Participant who primarily resides or works in California at the time of his or her execution of this Agreement or at the time of his or her termination of employment from the Company, the provisions of Sections 3.2 and 3.3 of this Exhibit B will not apply.
Section 4 Remedies.
1.1The Company and Participant agree that the provisions of this Exhibit B do not impose an undue hardship on Participant and are not injurious to the public; that these provisions are necessary to protect the business of the Company and its Subsidiaries; that the nature of Participant’s responsibilities with the Company provide and/or will provide Participant with access to Confidential Information that is valuable to the Company and its Subsidiaries; that the Company would not grant this Award to Participant if Participant did not agree to the provisions of this Exhibit B; that the provisions of this Exhibit B are reasonable in terms of length of time and scope; and that adequate consideration supports the provisions of this Exhibit B. In the event that a court determines that any provision of this Exhibit B is unreasonably broad or extensive, Participant agrees that such court should narrow such provision to the extent necessary to make it reasonable and enforce the provisions as narrowed. The Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, injunctive relief, equitable relief and compensatory damages for any breach of Participant’s obligations under this Exhibit B.
1.2Without limiting the generality of the remedies available to the Company pursuant to Section 4.1, if Participant, except with the prior written consent of the Company, materially breaches the restrictive covenants contained in this Exhibit B, Participant shall forfeit any Restricted Stock Units that vested during the 12-month period prior to the date of termination of Participant’s employment with the Company, and the shares acquired in settlement of such Restricted Stock Units (and the proceeds from the sale of any such shares) shall be subject to clawback or recoupment by the Company. These rights of forfeiture and recoupment are in addition to any other remedies the Company may have against Participant for Participant’s breach of the restrictive covenants contained in this Exhibit B. Participant’s obligations under this Exhibit B shall be cumulative (but not operate to extend the length of any such obligations) of any similar obligations Participant has under the Plan, the Agreement or any other agreement with the Company or any Affiliate.
Section 5 Protected Rights
5.1    Notwithstanding any other provision of this Agreement, nothing contained in this Agreement limits Participant’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange

Commission or any other federal, state or local governmental agency or commission (collectively, “Government Agencies”), or prevents Participant from providing truthful information in response to a lawfully issued subpoena or court order. Further, this Agreement does not limit Participant’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.
5.2    Participant is hereby notified that under the Defend Trade Secrets Act: (i) no individual will be held criminally or civilly liable under federal or state trade secret law for disclosure of a trade secret (as defined in the Economic Espionage Act) that is: (A) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or (B) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (ii) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.
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